Exhibit 99.1

Shengtai Pharmaceutical Inc. Announces Results of the 2011 Annual Shareholders Meeting

Weifang, Shandong, China, FEB. 13, 2012 /PRNewswire-Asia-FirstCall/ -- Shengtai Pharmaceutical Inc. (OTC Bulletin Board: SGTI) ("Shengtai" or “the Company" or “We” or “Us”), a manufacturer and distributor in China of glucose and starch as pharmaceutical raw materials and other starch and glucose products, announced today the voting results of its annual shareholders meeting that was held on February 13, 2012 (the "Meeting") in Weifang, Shandong, People's Republic of China.

At the Meeting, the shareholders approved the following proposals: each of Messrs. Qingtai Liu, Yongqiang Wang, Yaojun Liu, Tao Jin and Lawrence Lee were elected to serve as directors of the Company until the Company's next annual shareholders meeting or until their successors are duly elected or appointed.

About Shengtai Pharmaceutical, Inc.

Shengtai Pharmaceutical, Inc. through its wholly owned subsidiary, Shengtai Holding, Inc. (SHI), and the Chinese operating company of Weifang Shengtai Pharmaceutical Co., Ltd., is a manufacturer and distributor in china of glucose and starch products as pharmaceutical raw materials, other starch products and other glucose products such as corn meals, food and beverage glucose and dextrin. For more information about Shengtai Pharmaceutical, Inc., please visit http://www.shengtaipharmaceutical.com.

Forward Looking Statements

Certain statements in this press release and oral statements made by the Company constitute forward-looking statements concerning the Company's business and products. These statements include, without limitation, statements regarding our ability to prepare the Company for growth, the Company's planned capacity expansion and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs, but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the pharmaceutical industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large-scale implementation of the Company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

For more information, please contact:

Shengtai Pharmaceutical, Inc.
Ms. Yukie Ying Gao
Investor Relations Manage r
Tel: 86-536-2188831
Email: ir-yukie@shengtaipharmaceutical.com